UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2014

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Submission of Matters to a Vote of Security Holders
Item 5.07	Submission of Matters to a Vote of Security Holders

Alico Inc. (the “Company”) held its Annual Meeting of Shareholders on February 28, 2014. There were 7,274,339 shares of common stock entitled to be voted and 6,849,106 shares were voted in person or by proxy. The Company’s inspector of elections certified the following vote tabulations:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES

George R. Brokaw	5,234,996	—	539,805	1,074,305
Adam D. Compton	5,745,424	—	29,377	1,074,305
R. Greg Eisner	5,747,443	—	27,358	1,074,305
Benjamin D. Fishman	5,747,423	—	27,378	1,074,305
W. Andrew Krusen, Jr.	5,747,490	—	27,311	1,074,305
Ramon A. Rodriguez	5,740,271	—	34,530	1,074,305
Henry R. Slack	5,748,021	—	26,780	1,074,305
Remy W. Trafelet	5,746,960	—	27,841	1,074,305
Clayton G. Wilson	5,747,908	—	26,893	1,074,305

Proposal 2: The ratification of the Audit Committee’s selection of McGladrey LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,834,822	9,251	5,033	N/A

Proposal 3: The advisory approval of the compensation of the named executive officers as disclosed in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,729,630	38,097	7,074	1,074,305

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

99.1	Alico, Inc. Press Release dated March 5, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: March 5, 2014	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

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Exhibit 99.1

Alico, Inc. Announces Election of Directors

Fort Myers, FL, March 5, 2014 — Alico, Inc. (the “Company”) (NASDAQ:ALCO), an American agribusiness and land management company, announced at its Annual Meeting of Shareholders held on Friday, February 28, 2014, the shareholders of the Company elected George R. Brokaw, Adam D. Compton, R. Greg Eisner, Benjamin D. Fishman, W. Andrew Krusen, Jr., Ramon A. Rodriguez, Henry R. Slack, Remy W. Trafelet and Clayton G. Wilson to serve as the Company's Board of Directors.

At its Board Meeting following the Annual Meeting, the Board of Directors elected Henry R. Slack, Chairman of the Board of Directors, and made the following committee appointments:

Executive Committee:

Chairperson: Remy W. Trafelet

Benjamin D. Fishman

Henry R. Slack

George R. Brokaw

Audit Committee:

Chairperson and Financial Expert: Ramon A. Rodriguez

Adam D. Compton

W. Andrew Krusen, Jr.

Compensation Committee:

Chairperson: R. Greg Eisner

George R. Brokaw

W. Andrew Krusen, Jr.

Nominating and Corporate Governance:

Chairperson: George R. Brokaw

Adam D. Compton

Benjamin D. Fishman

Ramon A. Rodriguez

The Board of Directors also re-appointed the following officers:

President and Chief Executive Officer:	Clayton G. Wilson

Executive Vice-President and Chief Operating Officer:	Ken Smith, Ph.D.

Senior Vice-President, Chief Financial Officer and
Assistant Secretary:	W. Mark Humphrey

Treasurer:	Steven C. Lewis

Corporate Secretary:	A. Denise Plair

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About Alico, Inc.

Alico, Inc. (“Alico”) is an American agribusiness and land management company built for today’s world and known for its legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. We own approximately 130,800 acres of land in six Florida counties (Alachua, Collier, Glades, Hendry, Lee and Polk). Our principal lines of business are citrus groves, improved farmland including sugar cane, cattle ranching and conservation, and related support operations. We also receive royalties from rock mining and oil production. Our mission is to create value for our customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product, increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities; onetime events; acquisitions; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Mark Humphrey

Senior Vice President and Chief Financial Officer

(239) 226-2000

mhumphrey@alicoinc.com

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